UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): February 25, 2004

                                FONEFRIEND, INC.
             (Exact name of Registrant as specified in its charter)

    Delaware                     0-24408                       33-0611753
(State or other          (Commission File Number)           (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)

14545 Friar Street, Suite 204, Van Nuys, CA                        91411
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:            (818) 376-1616

ITEM  5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

On February 25, 2004, the Company entered into an Equity Line of Credit Agreement with Dutchess Private Equities Fund L.P., covering the sale of up to $3 million of the Company's common stock over the next thirty six months. The stock may be sold at the Company's discretion, at a discount to the market price of the Company's shares at the time of sale.

The Investment Agreement and the related Registration Rights Agreement and Private Placement Agent Agreement are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

EXHIBITS:

EXHIBIT  NUMBER     EXHIBIT  DESCRIPTION
---------------     --------------------

10.10               Investment Agreement between the
                    Company and Dutchess Private
                    Equities Fund, L.P. dated
                    February 25, 2004.

10.11               Registration Rights Agreement
                    between the Company and Dutchess
                    Private Equities Fund, L.P. dated
                    February 25, 2004.

10.12               Placement Agent Agreement between
                    the Company and Charleston Capital
                    Corporation and Dutchess Private Equities
                    Fund, L.P. dated February 25, 2004.

99. 1               Press Release of the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 27, 2004.         FONEFRIEND,  INC.


                                  /s/ Jackelyn Giroux
                             By:  -------------------
                                  Jackelyn Giroux, President